UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2006

FACE PRINT GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-109763	33-0619256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 E. Herndon Avenue, Suite 115, Fresno, California 93720
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (559) 436-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibit, if any) that are not purely historical facts, including statements regarding Face Print Global Solutions, Inc.'s beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Face Print Global Solutions, Inc.’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Face Print Global Solutions, Inc.'s actual results to differ from management's current expectations are contained in Face Print Global Solutions, Inc.'s filings with the Securities and Exchange Commission. Face Print Global Solutions, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 20, 2006, Face Print Global Solutions, Inc. (“Face Print” or the “Registrant”), appointed Allan J. Balchi Jr. to the Board of Directors. Mr. Balchi is not a director of any other reporting company and has not been appointed to any committee of the Registrant’s Board of Directors. There are no transactions during the last two years, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Balchi or his immediate family had or is to have a direct or indirect material interest.

Mr. Balchi’s business background is as follows:

Mr. Balchi is a 23-year United States Marine Corps veteran and an expert in military intelligence, counter-terrorism and security management. His areas of expertise include security management, intelligence, counter-intelligence, counter-terrorism, and training initiative design and coordination. Mr. Balchi joins Face Print after spending years developing, consulting and coordinating training programs and curriculums for the United States Military and the law enforcement community.

As intelligence chief with Joint Task Force Six, Mr. Balchi and an elite team of intelligence analysts were assigned to design the intelligence structure for the High Intensity Drug Trafficking Areas (HIDTA), a subordinate Law Enforcement Counter Narcotics Initiative to the Office of National Drug Control Policy (ONDCP), a component of the Executive Office of the President. The HIDTA is a resource program that provides an all-source intelligence concept for information sharing between federal, state and local law enforcement agencies involved in narcotics and money laundering investigations.

Mr. Balchi’s military experience includes stints as a certified military instructor in marksmanship training, close-quarter combat, and self-defense program development. While assigned as an intelligence officer Mr. Balchi provided leadership and management training, evaluation and counseling in all aspects of operational intelligence support. He established two formal combat intelligence courses for the first and second marine aircraft wings, resulting in the creation of a new military designation. He also supervised and trained over 1,000 military trainees and junior drill instructors, as a senior USMC Drill Instructor.

Mr. Balchi also developed and conducted training courses in leadership, security management, including interior guard and force protection, intelligence, counter-intelligence, and consulting support for law enforcement agencies involved in anti-drug operations.

Item 9.01 Financial Statements and Exhibits

Exhibits

99.1	Press Release dated August 28, 2006

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACE PRINT GLOBAL SOLUTIONS, INC.
(Registrant)

Date: September 1, 2006	By: /s/ Pierre Cote
Pierre Cote,
Chief Executive Officer